SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

                          Citibank (South Dakota), N.A.
                                  on behalf of
                       Citibank Credit Card Master Trust I
          (Issuer in respect of the Citibank Credit Card Master Trust I
  $1,250,000,000 Floating Rate Class A Credit Card Participation Certificates,
         Series 1999-3 and $80,000,000 Floating Rate Class B Credit Card
                   Participation Certificates, Series 1999-3)
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   United States of America                              46-0358360
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

    701 East 60th St., North
    Sioux Falls, South Dakota                               57117
     (Address of principal                                (Zip Code)
       executive offices)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective pursuant
pursuant to General Instruction           to General Instruction A.(d), please
A.(c), please check the following         check the following box: |x|
box: |_|


               Securities Act registration statement file number
                      to which this form relates:   333-38803
                                                 ---------------
                                                 (If applicable)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:

                                      None.

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:

            $1,250,000,000 principal amount of the Citibank Credit Card Master Trust I Floating Rate Class A Credit Card Participation Certificates, Series 1999-3 (the "Class A Certificates") with an expected final payment date of March 15, 2002 and $80,000,000 principal amount of the Citibank Credit Card Master Trust I Floating Rate Class B Credit Card Participation Certificates, Series 1999-3 (the "Class B Certificates") with an expected final payment date of March 15, 2002.

Item  1. Description of the Registrant's Securities to be Registered

            The description of the Class A Certificates and Class B Certificates appears under the captions entitled: "Prospectus Summary"; "Special Considerations"; "Master Trust Provisions -- Allocations among Series"; "Series Provisions"; "The Pooling Agreement Generally"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus dated March 23, 1999 and "Summary of Terms"; "The Accounts"; and "Supplemental Series Provisions" in the Prospectus Supplement dated March 23, 1999 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 7).


Item  2. Exhibits

               1. Form of specimens of certificates representing the Class A Certificates and the Class B Certificates (included within
                    Exhibit 6).

               2. Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.2 of the registrants' registration statement on Form S-1 (File No. 33-41054) as filed with the Securities and Exchange Commission on June 5, 1991).

               3. Form of Amendment No. 1 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.3 of the registrants' amendment no. 1 to registration statement on Form S-1 (File No. 33-48148) as filed with the Securities and Exchange Commission on June 12, 1992).

               4. Form of Amendment Nos. 2, 3 and 4 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4 of the registrants' registration statement on Form S-3 (File No. 33-77802) as filed with the Securities and Exchange Commission on April 15, 1994).

               5. Form of Amendment No. 5 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4 of the registrants' Current Report on Form 8-K dated January 8,
                    1996).

               6.   Series 1999-3 Supplement to Pooling and Servicing Agreement.

               7. Prospectus dated March 23, 1999 and Prospectus Supplement dated March 23, 1999, as filed with the Securities and Exchange Commission on March 24, 1999 pursuant to Rule 424(b) (the Prospectus and Prospectus Supplement are incorporated herein by reference).

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CITIBANK (SOUTH DAKOTA), N.A.


                                                  By: /s/ Eugene D. Rowenhorst
                                                      --------------------------
                                                         Eugene D. Rowenhorst
                                                         Senior Vice President


Date:  July 15, 1999